Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Jeremy Smeltser 608-275-4917

Spectrum Brands Holdings Reports Fiscal 2021 Fourth Quarter and Full Year Results
•Fourth Quarter Net Sales from Continuing Operations were $757.8 Million, Combined Fourth Quarter Net Sales including HHI were $1,156.4 Million
•Fourth Quarter Net Income from Continuing Operations was $6.1 Million, Combined Fourth Quarter Net Income including HHI was $50.3 Million
•Fourth Quarter Diluted Earnings Per Share from Continuing Operations were $0.14, Combined Fourth Quarter Diluted Earnings Per Share including HHI were $1.16
•Fourth Quarter Adjusted Earnings Per Share from Continuing Operations were $0.38, Combined Fourth Quarter Adjusted Earnings Per Share including HHI were $1.11
•Fourth Quarter Adjusted EBITDA from Continuing Operations was $79.1 Million, Combined Fourth Quarter Adjusted EBITDA including HHI was $136.9 million
•Full Year Net Sales from Continuing Operations were $2,998.1 Million, Combined Full Year Net Sales including HHI were $4,613.9 Million
•Full Year Net Income from Continuing Operations was $15.3 Million, Combined Full Year Net Income including HHI was $189.6 Million
•Full Year Diluted Earnings Per Share from Continuing Operations were $0.35, Combined Full Year Diluted Earnings Per Share including HHI were $4.39
•Full Year Adjusted Earnings Per Share from Continuing Operations were $2.88, Combined Full Year Adjusted Earnings Per Share including HHI were $6.53
•Full Year Adjusted EBITDA from Continuing Operations was $391.8 Million, Combined Full Year Adjusted EBITDA including HHI was $689.2 Million
•Full Year Operating Cash Flow of $288 Million; Adjusted Free Cash Flow of $273 Million
•The Company Expects to Deliver Mid to High Single-Digit Net Sales Growth and Low Single-Digit Adjusted EBITDA Growth for Fiscal 2022 from Continuing Operations
Middleton, WI, November 12, 2021 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the fourth quarter and full year of fiscal 2021 ended September 30, 2021.

“We again delivered top- and bottom-line growth this quarter. Excluding the impact of foreign exchange and acquisitions, organic sales decreased 3.4% as we compare results to the fourth quarter of fiscal 2020, which was an exceptionally high sales quarter due to recovery from COVID-driven supply disruptions in Q3 FY20. And as a reminder, we had 6 fewer shipping days in the fourth quarter vs. the same period a year ago. The decrease in shipping days as well as the ongoing pandemic related global supply chain disruptions adversely impacted our sales in the quarter. However, compared to the more normal operating environment of our fourth quarter of fiscal 2019, these results actually represent double digit organic sales growth.” said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.

“Combined results for total Spectrum Brands including HHI on a comparable basis to last year saw net income increase by $91.1 million from $98.5 million to $189.6 million. Combined results including HHI consistent with our Fiscal 2021 Earnings Framework were in line with our earnings framework of mid-teen top line growth with revenue accelerating 16.4%, and we delivered total Adjusted EBITDA growth in the high teens at 18.8%. We also delivered adjusted free cash flow of $273 million as compared to our earnings framework of $260 million to $280 million. We are extremely pleased to report that we grew revenue by $650 million this fiscal year and grew our Adjusted EBITDA by $109 million, delivering on the Earnings Framework we communicated to our shareholders in a very challenging operating environment, and are proud of our global team for making it happen. Also, from a capital allocation perspective, we repurchased 1.6 million shares of our common stock for $125.8 million,” stated Mr. Maura.

Continuing, Mr. Maura commented, “Fiscal 2021 has also been a transformative year for the Company as we have completed a number of strategic transactions. In addition to tuck-in acquisitions in our Global Pet Care and our Home & Garden businesses, as we have previously disclosed, we have entered into an agreement to sell our HHI business for $4.3 billion to ASSA ABLOY. The transaction is subject to customary regulatory approvals in the US and abroad, all of which are advancing along nicely. Moving to our high level fiscal 2022 earnings framework, we will continue to focus on executing our winning playbook and expect to grow the top-line in the mid to high single digits and adjusted EBITDA in the low single digits. This is after absorbing an expected additional level of inflation of around $230 to $250 million. We expect the current step up in inflationary pressures to continue into FY22 and that the year-over-year impact will be more acute in the first half of the year. We have implemented price increases in fiscal 2021 and have put in place further price actions in the first half of this year to counter these headwinds.”

Fiscal 2021 Fourth Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	September 30, 2021	September 30, 2020	Variance
Net sales	$757.8	$736.9	$20.9	2.8%
Gross profit	258.2	254.2	4.0	1.6%
Operating (loss) income	(4.0)	30.5	(34.5)	n/m
Net income (loss) from continuing operations	6.1	(9.6)	15.7	n/m
Diluted earnings per share from continuing operations	$0.14	$(0.22)	$0.36	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$79.1	$72.9	$6.2	8.5%
Adjusted EPS from continuing operations	$0.38	$0.39	$(0.01)	(2.6)%
n/m = not meaningful
•Net sales increased 2.8%. Excluding the impact of $5.1 million of favorable foreign exchange rates and acquisition sales of $41.2 million, organic net sales decreased 3.4%, as Q4 FY20 was an exceptionally high sales quarter for both Global Pet Care (GPC) and Home & Garden (H&G) due to recovery after COVID driven supply disruption in Q3 FY20. HPC registered another quarter of growth. We also had 6 fewer shipping days in Q4 FY21 compared to Q4 FY20.

•Gross profit margin decreased 40.0 basis points from commodity and freight inflation partially offset by favorable pricing, mix and improved productivity from the Company’s Global Productivity Improvement Program (GPIP).

•Operating income decline compared to the prior year was driven by higher restructuring and transaction related expenses.
•Net income and diluted earnings per share increased due to a tax benefit driven primarily by the release of certain valuation allowances.
•Adjusted EBITDA increased $6.2 million, primarily driven by volume growth from acquisitions, as well as productivity improvements and positive pricing partially offsetting margin pressure from commodity and freight inflation.
•Adjusted diluted EPS decreased 2.6% due to lower operating income.
•Full year operating cash flow was $288 million and Adjusted Free Cash Flow was $273 million.
•During the quarter, the Company repurchased 747,500 shares for $70.2 million. The Company also entered into a $150 million 10b5-1 share repurchase contract, of which $16 million was executed in the quarter.

Fiscal 2021 Fourth Quarter Segment Level Data
Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2021	September 30, 2020	Variance
Net Sales	$309.3	$302.3	$7.0		2.3%
Operating Income	0.6	11.4	(10.8)		(94.7)%
Operating Income Margin	0.2%	3.8%	(360)	bps
Adjusted EBITDA	$14.5	$22.7	$(8.2)		(36.1)%
Adjusted EBITDA Margin	4.7%	7.5%	(280)	bps
Net sales were driven by a continued recovery in hair and garment appliances offsetting decline in small kitchen appliances, primarily due to global supply chain delays. The U.S. markets were most acutely impacted by transportation delays, but this was offset by strong growth in EMEA and Latin America. Excluding favorable foreign exchange impacts of $3.7 million, organic net sales grew 1.1%.

Operating income was adversely impacted by accelerated amortization in the current year period related to the exit of a non-strategic personal care product line. Lower operating income, as well as lower adjusted EBITDA and margins, were driven by increased freight expense, investments in marketing and advertising, and input cost inflation. This was partially offset by pricing actions, higher volumes and productivity improvements.

Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	September 30, 2021	September 30, 2020	Variance
Net Sales	$303.6	$278.3	$25.3		9.1%
Operating Income	28.1	35.9	(7.8)		(21.7)%
Operating Income Margin	9.3%	12.9%	(360)	bps
Adjusted EBITDA	$53.6	$49.9	$3.7		7.4%
Adjusted EBITDA Margin	17.7%	17.9%	(20)	bps
Higher net sales were attributable to continued growth in the companion animal category from the impact of acquisition. Companion animal performance was driven by strong consumables demand across multiple channels. Excluding favorable foreign exchange impacts of $1.4 million and acquisition sales of $26.0 million, organic net sales declined 0.8% mainly due to reduction in equipment sales in the aquatics category. Aquatics consumables demand continues to be strong.

Operating income was adversely impacted by higher restructuring costs related to US distribution center transition and integration costs related to acquired businesses. Higher adjusted EBITDA was driven by volume growth from acquisition, productivity improvements and positive pricing, partially offset by freight and commodity inflation.

Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	September 30, 2021	September 30, 2020	Variance
Net Sales	$144.9	$156.3	$(11.4)		(7.3)%
Operating Income	12.5	26.4	(13.9)		(52.7)%
Operating Income Margin	8.6%	16.9%	(830)	bps
Adjusted EBITDA	$25.4	$31.5	$(6.1)		(19.4)%
Adjusted EBITDA Margin	17.5%	20.2%	(270)	bps
Net sales declined across controls, household insecticides and repellents as the prior year was historically high driven by recovery after COVID-19 driven supply disruption in Q3 FY20. This was compounded by 6 fewer shipping days in Q4 FY21. Sales from the Rejuvenate acquisition offset a portion of the sales decline. Excluding the impact of acquisition sales of $15.2 million, organic net sales declined 17.0%. Sales are 27.8% ahead of a more normal Q4 FY19 driven by organic growth from strong consumer demand.
Lower operating income, adjusted EBITDA and margins were driven by lower volumes and higher manufacturing and distribution costs partially offset by pricing and productivity improvements.

Liquidity and Debt
As of the end of the fiscal year, the Company had a cash balance of $187.9 million and approximately $575 million available on its $600 million Cash Flow Revolver.

The Company had approximately $2,542.8 million of debt outstanding, consisting of approximately $398.0 million of Term Loan Facility, $2,042.9 million of senior unsecured notes and approximately $101.9 million of finance leases and other obligations.

Net leverage improved to 3.5 times at the end of the fiscal fourth quarter from 3.6 times at the end of the previous quarter.

Fiscal 2022 Earnings Framework
Spectrum Brands expects mid to high single-digit reported net sales growth in Fiscal 2022, with foreign exchange expected to have a slightly positive impact based upon current rates.

Fiscal 2022 adjusted EBITDA is expected to increase low-single digits. Spectrum Brands expects $230-$250 million of additional inflation during Fiscal 2022.

From a capital structure perspective, the Company is targeting a long-term net leverage ratio of 2.0 - 2.5 times after full deployment of HHI proceeds.

Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, November 12, 2021. To access the live conference call, U.S. participants may call 877-604-7329 and international participants may call 602-563-8688. The conference ID number is 5788343. A live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands’ website at www.spectrumbrands.com.
A replay of the live webcast also will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website. A telephone replay of the conference call will be available through November 26. To access this replay, participants may call 855-859-2056 and use the same conference ID number.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of residential locksets, residential builders’ hardware, plumbing, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn and garden and home pest control products, and personal insect repellents. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag® and Liquid Fence®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements

Management believes that certain non-GAAP financial measures may be useful in providing additional meaningful comparisons between current results and results in prior periods. Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of currency exchange rate fluctuations and the impact of acquisitions. In addition, within this release, including the supplemental information attached hereto, reference is made to adjusted diluted EPS, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), and adjusted EBITDA margin. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA also is one of the measures used for determining compliance with the Company’s debt covenants. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period. Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales of the Company. The Company’s management uses adjusted diluted EPS as one means of analyzing the Company’s current and future financial performance and identifying trends in its financial condition and results of operations. Management believes that adjusted diluted EPS is a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next. An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate. The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results. Other Supplemental Information has been provided to demonstrate reconciliation of non-GAAP measurements discussed above to most relevant GAAP financial measurements.
Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this document. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements or expectations regarding our Global Productivity Improvement Program, our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words, although not all forward-looking statement contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the impact of the COVID-19 pandemic, social and political conditions or civil unrest in the U.S. and other countries on our customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of our indebtedness on our business, financial condition and results of operations; (3) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (4) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (5) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (6) the impact of fluctuations in transportation and shipment costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (7) interest rate and exchange rate fluctuations; (8) the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s); (9) competitive promotional activity or spending by competitors, or price reductions by competitors; (10) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (11) the impact of actions taken by significant stockholders; (12) changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress; (13) our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties; (14) our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (15) the seasonal nature of sales of certain of our products; (16) the effects of climate change and unusual weather activity, as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (17) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (18) our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions); (19) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (20) the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business; (21) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (22) changes in accounting policies applicable to our business; (23) our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income; (24) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities; (25) the ability to consummate the announced Hardware and Home Improvement ("HHI") divestiture on the expected terms and within the anticipated time period, or at all, which is dependent on the parties' ability to satisfy certain closing conditions and our ability to realize the benefits of the transaction, including reducing the leverage of the Company, invest in the organic growth of the Company, fund any future acquisitions, returning capital to shareholders, and/or maintain its quarterly dividends; (26) the risk that regulatory approvals that are required to complete the proposed HHI divestiture may not be realized, may take longer than expected, or may impose adverse conditions; (27) our ability to realize the expected benefits of such transaction and to successfully separate the HHI business; (28) our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance; (29) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; (30) the impact of economic, social and political conditions or civil unrest in the U.S. and other countries; (31) the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets; (32) the ability to achieve our goals regarding environmental, social and governance practices; (33) the increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; and (34) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2021 Annual Report and subsequent Quarterly Reports on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled “Risk Factors” in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the date hereof, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since such date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

# # #

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Twelve Month Periods Ended
(in millions, except per share amounts)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$757.8	$736.9	$2,998.1	$2,622.1
Cost of goods sold	499.4	480.9	1,961.6	1,730.2
Restructuring and related charges	0.2	1.8	1.9	13.8
Gross profit	258.2	254.2	1,034.6	878.1
Selling	138.0	123.6	507.1	428.8
General and administrative	80.2	76.9	305.9	279.6
Research and development	7.6	8.4	29.8	29.2
Restructuring and related charges	16.8	9.1	38.4	57.8
Transaction related charges	19.6	5.7	56.3	23.1
Loss on sale of Coevorden operations	—	—	—	26.8
Write-off from impairment of intangible assets	—	—	—	24.2
Total operating expenses	262.2	223.7	937.5	869.5
Operating (loss) income	(4.0)	30.5	97.1	8.6
Interest expense	20.1	24.3	116.5	93.7
Gain from extinguishment of Salus CLO debt	—	—	—	(76.2)
Other non-operating expense (income), net	1.4	6.6	(8.3)	16.2
Loss from continuing operations before income taxes	(25.5)	(0.4)	(11.1)	(25.1)
Income tax (benefit) expense	(31.6)	9.2	(26.4)	27.3
Net income (loss) from continuing operations	6.1	(9.6)	15.3	(52.4)
Income from discontinued operations, net of tax	44.2	55.1	174.3	150.9
Net income	50.3	45.5	189.6	98.5
Net income from continuing operations attributable to non-controlling interest	0.1	—	0.2	0.3
Net income (loss) from discontinuing operations attributable to non-controlling interest	—	0.1	(0.2)	0.4
Net income attributable to controlling interest	$50.2	$45.4	$189.6	$97.8
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$6.0	$(9.6)	$15.1	$(52.7)
Net income from discontinued operations attributable to controlling interest	44.2	55.0	174.5	150.5
Net income attributable to controlling interest	$50.2	$45.4	$189.6	$97.8
Earnings Per Share
Basic earnings per share from continuing operations	$0.14	$(0.22)	$0.35	$(1.18)
Basic earnings per share from discontinued operations	1.04	1.27	4.09	3.37
Basic earnings per share	$1.18	$1.05	$4.44	$2.19
Diluted earnings per share from continuing operations	$0.14	$(0.22)	$0.35	$(1.18)
Diluted earnings per share from discontinued operations	1.02	1.27	4.04	3.37
Diluted earnings per share	$1.16	$1.05	$4.39	$2.19
Weighted Average Shares Outstanding
Basic	42.4	43.1	42.7	44.7
Diluted	43.1	43.1	43.2	44.7

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Twelve Month Periods Ended
(in millions)	September 30, 2021	September 30, 2020
Cash flows from operating activities
Net cash provided by operating activities from continuing operations	$89.2	$201.8
Net cash provided by operating activities from discontinued operations	199.2	88.5
Net cash provided by operating activities	288.4	290.3
Cash flows from investing activities
Purchases of property, plant and equipment	(43.6)	(44.1)
Proceeds from disposal of property, plant and equipment	0.1	4.2
Proceeds from sale of Coevorden operations	—	29.0
Proceeds from sale of discontinued operations, net of cash	—	3.6
Business acquisitions, net of cash acquired	(429.9)	(16.9)
Proceeds from sale of equity investment	73.1	147.1
Other investing activity	(0.4)	2.3
Net cash (used) provided by investing activities from continuing operations	(400.7)	125.2
Net cash used by investing activities from discontinued operations	(22.8)	(16.9)
Net cash (used) provided by investing activities	(423.5)	108.3
Cash flows from financing activities
Payment of debt, including premium on extinguishment	(891.2)	(134.3)
Proceeds from issuance of debt	899.0	300.0
Payment of debt issuance costs	(12.6)	(11.5)
Treasury stock purchases	(125.8)	(239.8)
Accelerated share repurchase	—	(125.0)
Dividends paid to shareholders	(71.5)	(75.2)
Share based award tax withholding payments, net of proceeds upon vesting	(8.3)	(12.6)
Payment of contingent consideration	—	(197.0)
Other financing activities, net	3.5	0.3
Net cash used by financing activities from continuing operations	(206.9)	(495.1)
Net cash used by financing activities from discontinued operations	(3.0)	(2.0)
Net cash used by financing activities	(209.9)	(497.1)
Effect of exchange rate changes on cash and cash equivalents	1.3	5.1
Net change in cash, cash equivalents and restricted cash in continuing operations	(343.7)	(93.4)
Cash, cash equivalents, and restricted cash, beginning of period	533.7	627.1
Cash, cash equivalents, and restricted cash, end of period	$190.0	$533.7

SPECTRUM BRANDS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	September 30, 2021	September 30, 2020
Assets
Cash and cash equivalents	$187.9	$531.6
Trade receivables, net	248.4	299.8
Other receivables	63.7	46.4
Inventories	562.8	318.6
Prepaid expenses and other current assets	40.8	30.9
Current assets of business held for sale	1,810.0	500.8
Total current assets	2,913.6	1,728.1
Property, plant and equipment, net	260.2	255.6
Operating lease assets	56.5	58.0
Deferred charges and other	38.8	98.7
Goodwill	867.2	627.2
Intangible assets, net	1,204.1	1,046.7
Noncurrent assets of business held for sale	—	1,293.0
Total assets	$5,340.4	$5,107.3
Liabilities and Shareholders' Equity
Current portion of long-term debt	$12.0	$13.9
Accounts payable	388.6	362.5
Accrued wages and salaries	67.4	61.7
Accrued interest	29.9	38.5
Other current liabilities	211.9	164.7
Current liabilities of business held for sale	$454.3	303.6
Total current liabilities	1,164.1	944.9
Long-term debt, net of current portion	2,494.3	2,405.6
Long-term operating lease liabilities	44.5	49.6
Deferred income taxes	59.5	55.2
Other long-term liabilities	99.0	111.1
Noncurrent liabilities of business held for sale	—	125.1
Total liabilities	3,861.4	3,691.5
Shareholders' equity	1,471.9	1,407.5
Non-controlling interest	7.1	8.3
Total equity	1,479.0	1,415.8
Total liabilities and equity	$5,340.4	$5,107.3

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)

ADJUSTED DILUTED EPS
We define adjusted diluted EPS as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Incremental interest costs recognized for the extinguishment of the 6.625% Notes, including the cash payment of premium from early extinguishment and non-cash write-off of debt issuance costs during the twelve month period ended September 30, 2021;
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from acquisitions or subsequent project costs directly associated with integration of an acquired business with the consolidated group; and (2) transaction costs from divestitures and subsequent project costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred, and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions supporting the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, TSAs, elimination of extraneous costs or re-allocation or absorption by existing continuing operations following the completed sale of the discontinued operations;
•Gains and losses attributable to the Company’s investment in Energizer common stock. During the year ended September 30, 2021, the Company sold its remaining shares in Energizer common stock;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition;
•Incremental reserves for non-recurring litigation or environmental remediation activity including proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual nonrecurring claims with no previous history or precedent recognized during the year ended September 30, 2021;
•Incremental costs realized under a three-year tolling agreement entered into with the buyer in consideration with the divestiture of Coevorden Operations on March 29, 2020, for the continued production of dog and cat food products purchased to support GPC commercial operations and distribution in Europe;
•Gain on extinguishment of the Salus CLO debt due to the discharge of the obligation during the twelve month period ended September 30, 2020;
•Foreign currency gains and losses attributable to multicurrency loans for the year ended September 30, 2020 that were entered into with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures; and
•Other adjustments primarily consisting of costs attributable to (1) incremental fines and penalties realized for delayed shipments following the transition of a third-party logistics service provider in GPC during the year ended September 30, 2021; (2) costs associated with Salus during the years ended September 30, 2021 and 2020 as they are not considered a component of continuing commercial products company; (3) expenses and cost recovery for flood damage at the Company's facilities in Middleton, Wisconsin recognized during the year ended September 30, 2020; (4) incremental costs for separation of a key executives during the year ended September 30, 2020.
Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three and twelve month periods ended September 30, 2021 and September 30, 2020 based upon enacted corporate tax rate in the United States.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS for the three and twelve month periods ended September 30, 2021 and September 30, 2020.

	Three Month Period Ended September 30, 2021			Three Month Period Ended September 30, 2020
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Diluted EPS, as reported	$0.14	$1.02	$1.16	$(0.22)	$1.27	$1.05
Adjustments:
Restructuring and related charges	0.39	0.02	0.41	0.25	0.01	0.26
Transaction related charges	0.45	—	0.45	0.13	—	0.13
Unallocated shared costs	0.15	(0.15)	—	0.07	(0.07)	—
Loss on Energizer investment	—	—	—	0.20	—	0.20
Inventory acquisition step-up	0.06	—	0.06	—	—	—
Coevorden tolling related charges	0.04	—	0.04	—	—	—
Foreign currency change on multicurrency divestiture loans	—	—	—	(0.03)	—	(0.03)
Other	0.01	(0.01)	—	(0.09)	0.01	(0.08)
Income tax adjustment	(0.86)	(0.15)	(1.01)	0.08	0.13	0.21
Total adjustments	$0.24	$(0.29)	$(0.05)	$0.61	$0.08	$0.69
Diluted EPS, as adjusted	$0.38	$0.73	$1.11	$0.39	$1.35	$1.74

	Twelve Month Period Ended September 30, 2021			Twelve Month Period Ended September 30, 2020
	Continuing Operations	Discontinued Operations	Total	Continuing Operations	Discontinued Operations	Total
Diluted EPS, as reported	$0.35	$4.04	$4.39	$(1.18)	$3.37	$2.19
Adjustments:
Debt refinancing costs	0.72	—	0.72	0.06	—	0.06
Restructuring and related charges	0.93	0.02	0.95	1.60	0.02	1.62
Transaction related charges	1.45	—	1.45	0.52	—	0.52
Unallocated shared costs	0.62	(0.62)	—	0.39	(0.39)	—
(Gain) Loss on Energizer investment	(0.16)	—	(0.16)	0.38	—	0.38
Inventory acquisition step-up	0.17	—	0.17	—	—	—
Loss on sale of Coevorden operations	—	—	—	0.36	—	0.36
Write-off from impairment of goodwill	—	—	—	0.24	—	0.24
Write-off from impairment of intangible assets	—	—	—	0.54	—	0.54
Legal and environmental reserves	0.14	—	0.14	—	—	—
Salus CLO debt extinguishment	—	—	—	(1.70)	—	(1.70)
Coevorden tolling related charges	0.14	—	0.14	—	—	—
Foreign currency change on multicurrency divestiture loans	—	—	—	0.09	—	0.09
Other	0.09	(0.01)	0.08	(0.08)	0.01	(0.07)
Income tax adjustment	(1.57)	0.22	(1.35)	0.15	(0.19)	(0.04)
Total adjustments	$2.53	$(0.39)	$2.14	$2.55	$(0.55)	$2.00
Diluted EPS, as adjusted	$2.88	$3.65	$6.53	$1.37	$2.82	$4.19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following summarizes transaction related charges for the three and twelve month periods ended September 30, 2021 and September 30, 2020:

	Three Month Periods Ended		Twelve Month Periods Ended
(in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
HHI divestiture and separation	$9.6	$—	$9.6	$—
Rejuvenate acquisition and integration	5.0	—	10.8	—
Armitage acquisition and integration	3.1	—	10.9	—
Coevorden operations divestiture	2.4	2.1	5.4	5.5
GBL post divestiture separation	0.2	2.6	3.2	10.2
Omega Sea acquisition	—	0.1	0.2	1.6
Other integration	(0.7)	0.9	16.2	5.8
Total transaction-related charges	$19.6	$5.7	$56.3	$23.1

The following summarizes restructuring and related charges for the three and twelve month periods ended September 30, 2021 and September 30, 2020:

	Three Month Periods Ended		Twelve Month Periods Ended
(in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Global productivity improvement program	$5.6	$11.4	$21.2	$71.1
GPC Edwardsville 3PL transition	8.2	—	11.5	—
SAP S4 ERP transformation	2.6	—	4.3	—
Other restructuring activities	0.6	(0.5)	3.3	0.5
Total restructuring and related charges	$17.0	$10.9	$40.3	$71.6

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and twelve month periods ended September 30, 2021 and September 30, 2020:

	Three Month Periods Ended				Twelve Month Periods Ended
(in millions, except %)	September 30, 2021	September 30, 2020	Variance		September 30, 2021	September 30, 2020	Variance
HPC	309.3	302.3	7.0	2.3%	1,260.1	1,107.6	152.5	13.8%
GPC	303.6	278.3	25.3	9.1%	1,129.9	962.6	167.3	17.4%
H&G	144.9	156.3	(11.4)	(7.3)%	608.1	551.9	56.2	10.2%
Net Sales	$757.8	$736.9	20.9	2.8%	$2,998.1	$2,622.1	376.0	14.3%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and/or acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the period’s net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and twelve month periods ended September 30, 2021 compared to reported net sales for the three and twelve month periods ended September 30, 2020:

	September 30, 2021
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales September 30, 2020	Variance
HPC	309.3	(3.7)	305.6	—	305.6	302.3	3.3	1.1%
GPC	303.6	(1.4)	302.2	(26.0)	276.2	278.3	(2.1)	(0.8)%
H&G	144.9	—	144.9	(15.2)	129.7	156.3	(26.6)	(17.0)%
Total	$757.8	$(5.1)	$752.7	$(41.2)	$711.5	$736.9	$(25.4)	(3.4)%

	September 30, 2021
Twelve Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Net Sales Excluding Effect of Changes in Currency	Effect of Acquisitions	Organic Net Sales	Net Sales September 30, 2020	Variance
HPC	1,260.1	(31.1)	1,229.0	—	1,229.0	1,107.6	121.4	11.0%
GPC	1,129.9	(18.4)	1,111.5	(99.5)	1,012.0	962.6	49.4	5.1%
H&G	608.1	—	608.1	(23.2)	584.9	551.9	33.0	6.0%
Total	$2,998.1	$(49.5)	$2,948.6	$(122.7)	$2,825.9	$2,622.1	$203.8	7.8%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes the following:
•Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity based compensation based upon achievement of long-term performance metrics under the Company's Long-Term Incentive Plan ("LTIP"); and generally consist of non-cash, stock-based compensation. During the years ended September 30, 2021 and 2020 other incentive compensation also includes incentive bridge awards issued due to changes in the Company's LTIP that allowed for cash based payment upon employee election but does not qualify for share-based compensation. All bridge awards fully vested in November 2020;
•Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company's segments;
•Transaction related charges that consist of (1) transaction costs from acquisitions or subsequent project costs directly associated with integration of an acquired business with the consolidated group; and (2) transaction costs from divestitures and subsequent project costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred, and exiting of transition service arrangements (TSAs) and reverse TSAs;
•Unallocated shared costs associated with discontinued operations from certain shared and center-led administrative functions supporting the Company's business units excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations, including but not limited to, information technology, human resources, finance and accounting, supply chain, and commercial operations. Amounts attributable to unallocated shared costs would be mitigated through subsequent strategic or restructuring initiatives, TSAs, elimination of extraneous costs or re-allocation or absorption by existing continuing operations following the completed sale of the discontinued operations;
•Gains and losses attributable to the Company’s investment in Energizer common stock. During the year ended September 30, 2021, the Company sold its remaining shares in Energizer common stock;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations;
•Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations subsequent to an acquisition;
•Incremental reserves for non-recurring litigation or environmental remediation activity including proposed settlement on outstanding litigation matters at our H&G division attributable to significant and unusual nonrecurring claims with no previous history or precedent recognized during the year ended September 30, 2021;
•Incremental costs realized under a three-year tolling agreement entered into with the buyer in consideration with the divestiture of Coevorden Operations on March 29, 2020, for the continued production of dog and cat food products purchased to support GPC commercial operations and distribution in Europe;
•Gain on extinguishment of the Salus CLO debt due to the discharge of the obligation during the twelve month period ended September 30, 2020;
•Foreign currency gains and losses attributable to multicurrency loans for the year ended September 30, 2020 that were entered into with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company and the distribution of the respective foreign subsidiaries’ net assets as part of the GBL and GAC divestitures; and
•Other adjustments primarily consisting of costs attributable to (1) incremental fines and penalties realized for delayed shipments following the transition of a third-party logistics service provider in GPC during the year ended September 30, 2021; (2) costs associated with Salus during the years ended September 30, 2021 and 2020 as they are not considered a component of continuing commercial products company; (3) expenses and cost recovery for flood damage at the Company's facilities in Middleton, Wisconsin recognized during the year ended September 30, 2020; (4) incremental costs for separation of a key executives during the year ended September 30, 2020.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the three month periods ended September 30, 2021 and September 30, 2020, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended September 30, 2021 (in millions, except %)	HPC	GPC	H&G	Corporate	Consolidated
Net (loss) income from continuing operations	$(0.3)	$27.8	$12.5	$(33.9)	$6.1
Income tax benefit	—	—	—	(31.6)	(31.6)
Interest expense	—	—	—	20.1	20.1
Depreciation and amortization	11.6	9.6	4.8	3.6	29.6
EBITDA	11.3	37.4	17.3	(41.8)	24.2
Share and incentive based compensation	—	—	—	7.5	7.5
Restructuring and related charges	3.0	9.2	0.5	4.3	17.0
Transaction related charges	0.2	5.5	5.0	8.9	19.6
Unallocated shared costs	—	—	—	6.7	6.7
Inventory acquisition step-up	—	—	2.6	—	2.6
Coevorden tolling related charges	—	1.5	—	—	1.5
Adjusted EBITDA	$14.5	$53.6	$25.4	$(14.4)	$79.1
Net Sales	$309.3	$303.6	$144.9	$—	$757.8
Adjusted EBITDA Margin	4.7%	17.7%	17.5%	—	10.4%

Three Month Period Ended September 30, 2020 (in millions, except %)	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$11.3	$35.3	$26.4	$(82.6)	$(9.6)
Income tax expense	—	—	—	9.2	9.2
Interest expense	—	—	—	24.3	24.3
Depreciation and amortization	8.8	9.3	5.0	3.6	26.7
EBITDA	20.1	44.6	31.4	(45.5)	50.6
Share and incentive based compensation	—	—	—	(0.7)	(0.7)
Restructuring and related charges	1.0	1.9	0.2	7.8	10.9
Transaction related charges	1.5	3.4	—	0.8	5.7
Unallocated shared costs	—	—	—	2.8	2.8
Loss on Energizer investment	—	—	—	8.7	8.7
Foreign currency loss on multicurrency divestiture loans	0.2	—	—	(1.3)	(1.1)
Other	(0.1)	—	(0.1)	(3.8)	(4.0)
Adjusted EBITDA	$22.7	$49.9	$31.5	$(31.2)	$72.9
Net Sales	$302.3	$278.3	$156.3	$—	$736.9
Adjusted EBITDA Margin	7.5%	17.9%	20.2%	—%	9.9%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA for the twelve month periods ended September 30, 2021 and September 30, 2020, including the calculation of adjusted EBITDA margin for each of the respective periods.

Twelve Month Period Ended September 30, 2021 (in millions, except for %)	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$46.1	$127.7	$83.7	$(242.2)	$15.3
Income tax benefit	—	—	—	(26.4)	(26.4)
Interest expense	—	—	—	116.5	116.5
Depreciation and amortization	44.0	39.3	19.2	14.5	117.0
EBITDA	90.1	167.0	102.9	(137.6)	222.4
Share and incentive based compensation	—	—	—	29.4	29.4
Restructuring and related charges	9.1	15.2	0.4	15.6	40.3
Transaction related charges	3.4	16.5	10.8	25.6	56.3
Unallocated shared costs	—	—	—	26.9	26.9
Gain on Energizer investment	—	—	—	(6.9)	(6.9)
Inventory acquisition step-up	—	3.4	3.9	—	7.3
Legal and environmental remediation reserves	—	—	6.0	—	6.0
Coevorden tolling related charges	—	6.2	—	—	6.2
Other	—	3.8	—	0.1	3.9
Adjusted EBITDA	$102.6	$212.1	$124.0	$(46.9)	$391.8
Net Sales	$1,260.1	$1,129.9	$608.1	$—	$2,998.1
Adjusted EBITDA Margin	8.1%	18.8%	20.4%	$—	13.1%

Twelve Month Period Ended September 30, 2020 (in millions, except for %)	HPC	GPC	H&G	Corporate	Consolidated
Net income (loss) from continuing operations	$42.9	$44.9	$91.2	$(231.4)	$(52.4)
Income tax expense	—	—	—	27.3	27.3
Interest expense	—	—	—	93.7	93.7
Depreciation and amortization	35.2	44.4	20.4	14.7	114.7
EBITDA	78.1	89.3	111.6	(95.7)	183.3
Share and incentive based compensation	—	—	—	36.1	36.1
Restructuring and related charges	4.6	20.8	0.5	45.7	71.6
Transaction related charges	8.8	10.8	—	3.5	23.1
Unallocated shared costs	—	—	—	17.4	17.4
Loss on Energizer investment	—	—	—	16.8	16.8
Loss on sale of Coevorden operations	—	26.8	—	—	26.8
Write-off from impairment of intangible assets	—	24.2	—	—	24.2
Foreign currency loss on multicurrency divestiture loans	0.6	—	—	3.2	3.8
Salus CLO debt extinguishment	—	—	—	(76.2)	(76.2)
Other	0.1	0.1	—	(3.2)	(3.0)
Adjusted EBITDA	$92.2	$172.0	$112.1	$(52.4)	$323.9
Net Sales	$1,107.6	$962.6	$551.9	$—	$2,622.1
Adjusted EBITDA Margin	8.3%	17.9%	20.3%	—	12.4%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to proforma adjusted EBITDA including HHI for the three month periods ended September 30, 2021 and September 30, 2020, including the calculation of adjusted EBITDA margin for each of the respective periods.

Three Month Period Ended September 30, 2021 (in millions, except %)	Continuing Operations	HHI	Proforma including HHI
Net income	$6.1	$43.8	$49.9
Income tax (benefit) expense	(31.6)	5.2	(26.4)
Interest expense	20.1	10.6	30.7
Depreciation and amortization	29.6	5.5	35.1
EBITDA	24.2	65.1	89.3
Share and incentive based compensation	7.5	(1.3)	6.2
Restructuring and related charges	17.0	0.7	17.7
Transaction related charges	19.6	—	19.6
Unallocated shared costs	6.7	(6.7)	—
Inventory acquisition step-up	2.6	—	2.6
Coevorden tolling related charges	1.5	—	1.5
Adjusted EBITDA	$79.1	$57.8	$136.9
Net Sales	$757.8	$398.6	$1,156.4
Adjusted EBITDA Margin	10.4%	14.5%	11.8%

Three Month Period Ended September 30, 2020 (in millions, except for %)	Continuing Operations	HHI	Proforma including HHI
Net (loss) income from continuing operations	$(9.6)	$53.3	$43.7
Income tax expense	9.2	26.3	35.5
Interest expense	24.3	13.7	38.0
Depreciation and amortization	26.7	8.8	35.5
EBITDA	50.6	102.1	152.7
Share and incentive based compensation	(0.7)	1.0	0.3
Restructuring and related charges	10.9	0.1	11.0
Transaction related charges	5.7	—	5.7
Unallocated shared costs	2.8	(2.8)	—
Loss on Energizer investment	8.7	—	8.7
Foreign currency loss on multicurrency divestiture loans	(1.1)	—	(1.1)
Other	(4.0)	—	(4.0)
Adjusted EBITDA	$72.9	$100.4	$173.3
Net Sales	$736.9	$433.7	$1,170.6
Adjusted EBITDA Margin	9.9%	23.1%	14.8%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) to proforma adjusted EBITDA including HHI discontinued operations for the twelve month periods ended September 30, 2021 and September 30, 2020, including the calculation of adjusted EBITDA margin for each of the respective periods.

Twelve Month Period Ended September 30, 2021 (in millions, except for %)	Continuing Operations	HHI	Proforma including HHI
Net income	$15.3	$180.5	$195.8
Income tax (benefit) expense	(26.4)	63.2	$36.8
Interest expense	116.5	47.9	$164.4
Depreciation and amortization	117.0	31.1	$148.1
EBITDA	222.4	322.7	$545.1
Share and incentive based compensation	29.4	0.9	$30.3
Restructuring and related charges	40.3	0.7	$41.0
Transaction related charges	56.3	—	$56.3
Unallocated shared costs	26.9	(26.9)	$—
Gain on Energizer investment	(6.9)	—	$(6.9)
Inventory acquisition step-up	7.3	—	$7.3
Legal and environmental remediation reserves	6.0	—	$6.0
Coevorden tolling related charges	6.2	—	$6.2
Other	3.9	—	$3.9
Adjusted EBITDA	$391.8	$297.4	$689.2
Net Sales	$2,998.1	$1,615.8	$4,613.9
Adjusted EBITDA Margin	13.1%	18.4%	14.9%

Twelve Month Period Ended September 30, 2020 (in millions, except for %)	Continuing Operations	HHI	Proforma including HHI
Net (loss) income	$(52.4)	$136.9	$84.5
Income tax expense	27.3	43.6	$70.9
Interest expense	93.7	50.8	$144.5
Depreciation and amortization	114.7	33.9	$148.6
EBITDA	183.3	265.2	$448.5
Share and incentive based compensation	36.1	7.5	$43.6
Restructuring and related charges	71.6	1.0	$72.6
Transaction related charges	23.1	—	$23.1
Loss on Energizer investment	16.8	—	$16.8
Loss on sale of Coevorden operations	26.8	—	$26.8
Write-off from impairment of intangible assets	24.2	—	$24.2
Unallocated shared costs	17.4	(17.4)	$—
Foreign currency loss on multicurrency divestiture loans	3.8	—	$3.8
Salus CLO debt extinguishment	(76.2)	—	$(76.2)
Other	(3.0)	$—	$(3.0)
Adjusted EBITDA	$323.9	$256.3	$580.2
Net Sales	$2,622.1	$1,342.1	$3,964.2
Adjusted EBITDA Margin	12.4%	19.1%	14.6%

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED FREE CASH FLOW
The following is a reconciliation of net cash flow from operating activities to adjusted free cash flow for the year ended September 30, 2021.

(in millions)	September 30, 2021
Net cash flow from operating activities	$288
Purchases of property, plant and equipment	(66)
Divestiture related separation costs and taxes	51
Adjusted free cash flow	$273